SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 29, 2003


      Carnival Corporation                          Carnival plc
     --------------------                          ------------
  (Exact name of registrant                 (Exact name of registrant
  as specified in its charter)             as specified in its charter)

         Republic of Panama                    England and Wales
     ---------------------------           ----------------------------
      (State or other jurisdiction        (State or other jurisdiction
              of incorporation)                    of incorporation)

                 1-9610                          1-15136
        ----------------------------       ----------------------------
             (Commission File Number)     (Commission File Number)

             59-1562976                             None
        ---------------------------        ----------------------------
           (I.R.S. Employer                    (I.R.S. Employer
             Identification No.)                 Identification No.)

        3655 N.W. 87th Avenue                     Carnival House,
                                               5 Gainsford Street,
           Miami, Florida  33178-2428,       London SE1 2NE, England
   -------------------------------       ------------------------------
   (Address of principal executive      (Address of principal executive
                offices)                           offices)
              (zip code)                         (zip code)

          (305) 599-2600                        011 44 20 7805 1200
    --------------------------------   --------------------------------
    (Registrant's telephone number,    (Registrant's telephone number,
             including area code)              including area code)

                                                11-12 Charles II Street
                 None                       London, SW1Y 4QU, England
    -------------------------------    --------------------------------
    (Former name and former address,   (Former name and former address,
     if changed since last report)        if changed since last report)



Item 5. Other Events and Regulation FD Disclosure.

     Attached hereto as Exhibit 99.1 is the Carnival Corporation and Carnival plc (formerly known as P&O Princess Cruises plc) combined 2003 first fiscal quarter unaudited pro forma financial information, that gives pro forma effect to the dual listed company ("DLC") transaction, completed on April 17, 2003, between such companies, which implemented Carnival Corporation & plc's DLC structure. This pro forma information has been presented in accordance with Article ll of the Securities and Exchange Commission's ("SEC") Regulation S-X, and is being filed solely in order to comply with the SEC's pro forma financial reporting requirements.

     Carnival Corporation & plc recently became aware that on April 23, 2003, Festival Crociere S.p.A. commenced an action against the European Commission (the "Commission") in the European Court of First Instance in Luxembourg seeking to annul the Commission's antitrust approval of the DLC transaction. Carnival Corporation and Carnival plc intend to seek leave to intervene in the Festival action and to contest such action vigorously. A successful third party challenge of an unconditional Commission clearance decision would be unprecedented, and based on a review of the law and the factual circumstances of the DLC transaction, as well as the Commission's review of the DLC transaction and its prior review of the proposed merger, Carnival Corporation & plc believe that the Festival action will not have a material adverse effect on the companies or the DLC transaction.

Cautionary Note Concerning Factors That May Affect Future Results

     Some of the statements contained in this Current Report on Form 8-K are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation, Carnival plc and Carnival Corporation & plc, including some statements concerning future results, plans, goals and other events which have not yet occurred. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements, including those which may impact the forecasting of net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, estimates of ship depreciable lives and residual values or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival Corporation's, Carnival plc's and Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this Current Report on Form 8-K. These factors include, but are not limited to, the following: achievement of expected benefits from the DLC transaction; risks associated with the DLC structure; liquidity and index inclusion as a result of the implementation of the DLC structure, including a possible mandatory exchange of Carnival plc shares that may occur under Carnival plc's constituent documents; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; the impact of operating internationally; the international political and economic climate, the recent military action in Iraq, other armed conflicts, terrorist attacks, availability of air service and other world events and adverse publicity and their impact on the demand for cruises; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its businesses worldwide; the ability of Carnival Corporation & plc to attract and retain shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc travel agent distribution system; weather patterns or natural disasters; and the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

     Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this Current Report on Form 8-K, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.


Item 7. Financial Statements, Proforma Financial Information and Exhibits.

     Carnival Corporation & plc's 2003 first fiscal quarter unaudited pro forma financial information, that gives pro forma effect to the DLC transaction, is included in Exhibit 99.1 and is hereby incorporated by reference.



                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  CARNIVAL CORPORATION                      CARNIVAL PLC

  By: /s/Gerald R. Cahill                By: /s/Gerald R. Cahill
  Name:  Gerald R. Cahill                Name:  Gerald R. Cahill
  Title: Senior Vice President-Finance   Title: Senior Vice President-Finance
  and Chief Financial and                and Chief Financial and
  Accounting Officer                     Accounting Officer


  Date: May 29, 2003                     Date: May 29, 2003



                                 Exhibit List

Exhibit  Description
-------  -----------
99.1 Carnival Corporation & plc's 2003 first fiscal quarter unaudited pro forma financial information.




Exhibit 99.1


 UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CARNIVAL CORPORATION & PLC


     The following unaudited pro forma financial information gives pro forma effect to the dual listed company ("DLC") transaction between Carnival Corporation ("Carnival") and Carnival plc (formerly known as P&O Princess Cruises plc), which was completed on April 17, 2003 and implemented Carnival & Carnival plc's dual structure, after giving effect to the pro forma adjustments described in the accompanying notes. Both aforementioned companies are collectively referred to as Carnival Corporation & plc. We have prepared the unaudited pro forma financial information from, and you should read it in conjunction with the 2003 first quarter historical consolidated financial statements, including the related notes, of Carnival and Carnival plc that are included in Carnival's February 28, 2003 Quarterly Report on Form 10-Q and Carnival Corporation & plc's joint Current Report on Form 8-K, dated May 19, 2003.

     The unaudited pro forma financial information has been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") and in accordance with Carnival's accounting policies under U.S. GAAP. U.S. GAAP differs in certain respects from generally accepted accounting principles in the United Kingdom ("UK GAAP"), and Carnival's accounting policies under U.S. GAAP differ in certain respects from Carnival plc's accounting policies under UK GAAP and U.S. GAAP. The notes to the Carnival plc audited consolidated financial statements for the year ended December 31, 2002 included in the Carnival plc 2002 Annual Report on Form 20-F describe the material differences between U.S. GAAP and UK GAAP as they relate to Carnival plc.

     Under U.S. GAAP the DLC transaction has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The business combination adjustments include preliminary estimates of the fair value of the identifiable assets and liabilities acquired. Following the completion of the DLC transaction, adjustments will be made to these preliminary estimates to reflect their estimated fair value as of the completion date. In accordance with the purchase method of accounting, the Carnival plc U.S. GAAP accounting policies are being reviewed and will be conformed to Carnival's accounting policies.

     The unaudited pro forma statement of operations for the three months ended February 28, 2003 has been prepared as if the DLC transaction had occurred on December 1, 2001. The unaudited pro forma balance sheet as of February 28, 2003 has been prepared as if the DLC transaction had occurred on that date. The historical financial information for Carnival plc used in the unaudited pro forma financial information of Carnival Corporation & plc is as at and for the three months ended March 31, 2003.

The following unaudited pro forma financial information

-is presented for illustrative purposes only and, because of its nature, may not give a true picture of the results and the financial position of Carnival Corporation & plc;

-does not purport to represent what the results of operations actually would have been if the DLC transaction had occurred on December 1, 2001 or what those results will be for any future periods. The pro forma adjustments are based upon currently available information;

-does not reflect the results of business operations or trading since
 February 28, 2003 for Carnival and March 31, 2003 for Carnival plc;
 and

-has not been adjusted to reflect any net transaction benefits.


Unaudited Pro Forma Statement of Operations
For the Three Months Ended February 28, 2003
(U.S. dollars in millions, except per share data)


                                                           Pro forma adjustments
                                                                                       Pro forma
                                 Carnival                  Accounting   Business        Carnival
                                 (U.S.      Carnival plc     policy    combination   Corporation &
                                  GAAP)     (U.S. GAAP)(1)   adjustments  adjustments   plc (U.S. GAAP)
Revenues                         1,031.1      639.0          (0.8)(a)                   1,669.3
Costs and Expenses
  Operating                       (615.2)    (444.1)         (3.5)(b)                  (1,062.6)
                                                              0.2 (a)
  Selling and administrative      (177.1)    (120.2)          3.3 (c)      6.2 (k)       (287.8)
  Depreciation and amortization   (106.5)     (50.3)                                     (156.8)
                                  (898.8)    (614.6)                       6.2         (1,507.2)

Operating Income                   132.3       24.4          (0.8)         6.2            162.1
Nonoperating (Expense) Income
  Net interest expense             (25.1)     (18.5)                      (0.2)(f)        (43.8)
  Other income, net                 14.7                                                   14.7
                                   (10.4)     (18.5)                      (0.2)           (29.1)

Income Before Income Taxes         121.9        5.9          (0.8)         6.0            133.0
Income Tax Benefit (Expense), Net    5.0       (1.1)                       0.7 (g)          4.6
Net Income                         126.9        4.8          (0.8)         6.7            137.6

Earnings Per Share(n)
  Basic                             0.22                                                   0.17
  Diluted                           0.22                                                   0.17

(1) Carnival plc information is for the three months ended March 31, 2003.





See accompanying notes to unaudited pro forma financial information of Carnival Corporation & plc in accordance with U.S. GAAP.




Unaudited Pro Forma Balance Sheet
As of February 28, 2003
(U.S. dollars and shares in millions)

                                                                  Pro forma adjustments
                                                                                             Pro forma
                                     Carnival                  Accounting      Business      Carnival
                                      (U.S.      Carnival plc    policy       combination   Corporation &
                                      GAAP)     (U.S. GAAP)(1) adjustments    adjustments   plc (U.S. GAAP)

Assets
Current Assets
  Cash and cash equivalents                732.9      147.9                                       880.8
  Short-term investments                    37.6                                                   37.6
  Accounts receivable, net                 110.1      118.1       5.5  (a)                        233.7
  Inventories                               95.4       87.8                                       183.2
  Prepaid expenses and other               178.7      183.0     (20.1) (b)        (65.3)(g)       396.8
                                                                 21.2  (c)         99.3 (l)
  Fair value of derivative contracts        58.3        8.9                                        67.2
  Fair value of hedged firm commitments      9.7       29.4                       (29.4)(e)         9.7
   Total current assets                  1,222.7      575.1       6.6               4.6         1,809.0

Property and Equipment, Net             10,238.8    5,630.7                                    15,869.5
Goodwill and Intangible Assets, Net        706.5       77.6                       (77.6)(j)     3,577.2
                                                                                2,870.7 (d)
Other Assets                               314.8       30.0                       (17.6)(f)       293.2
                                                                                  (34.0)(d-ii)
Fair Value of Hedged Firm Commitments       10.3        1.2                        (1.2)(e)        10.3
Fair Value of Derivative Contracts                     75.0                                        75.0
                                        12,493.1    6,389.6       6.6           2,744.9        21,634.2

Liabilities and Shareholders' Equity
Current Liabilities
  Short-term borrowings                     70.0                                                   70.0
  Current portion of long-term debt        156.8       79.9                                       236.7
  Accounts payable                         304.9       55.7                                       360.6
  Accrued liabilities                      277.5      398.0       1.7 (a)          23.1 (k)       726.3
                                                                                   26.0 (d-ii)
  Customer deposits                        729.0      447.5      16.3 (a)                       1,192.8
  Dividends payable                         61.6                                                   61.6
  Fair value of derivative contracts        10.9       31.4                                        42.3
  Fair value of hedged firm commitments     52.6        2.4                        (2.4)(e)        52.6
   Total current liabilities             1,663.3    1,014.9      18.0              46.7         2,742.9

Long-Term Debt                           3,083.6    2,625.9                         3.6 (f)     5,713.1
Deferred Income and Other Long-
  Term Liabilities                         190.0       15.8                        99.3 (h)       314.1
                                                                                    9.0 (i)
Fair Value of Derivative Contracts          19.2        3.1                                        22.3
Fair Value of Hedged Firm Commitments                  40.4                       (40.4)(e)
Shareholders' Equity                     7,537.0    2,689.5     (11.4)(d-iii)   2,626.7 (m)    12,841.8
  Common stock; 960 shares, 750
  shares and 2,185 shares authorized;
  587.0 shares, 693.1 shares and 795.2
  shares issued and outstanding for
  Carnival, Carnival plc and Pro forma
  Carnival Corporation & plc,
  respectively                                                                                        _
                                        12,493.1    6,389.6       6.6           2,744.9        21,634.2

 (1) Carnival plc information is as of March 31, 2003.











     See accompanying notes to unaudited pro forma financial information of Carnival Corporation & plc in accordance with U.S. GAAP.




Notes to the unaudited pro forma financial information of Carnival
        Corporation & plc in accordance with U.S. GAAP

1. Basis of Presentation

     The unaudited pro forma financial information has been prepared on the basis that the DLC transaction has been accounted for using the purchase method of accounting under U.S. GAAP with Carnival as the acquirer. The pro forma financial information is based upon the U.S. GAAP accounting policies of Carnival.

     The historical financial information in relation to Carnival as at and for the three months ended February 28, 2003 has been derived from the financial information on Carnival that is included in Carnival's February 28, 2003 Quarterly Report on Form 10-Q.

     The historical financial information in relation to Carnival plc as at and for the three months ended March 31, 2003 has been derived from the financial information on Carnival plc that is included in Carnival Corporation & plc's joint Current Report on Form 8-K, dated May 19, 2003, after making certain adjustments. The adjustments, which are set out in note 2, relate to the conversion of financial information on Carnival plc's accounting policies under UK GAAP to Carnival plc's accounting policies under U.S. GAAP.

2. Conversion of Carnival plc's Financial Information to U.S. GAAP

     This note provides details of the adjustments required to convert Carnival plc's previously reported financial information as at and for the three months ended March 31, 2003 that was prepared in accordance with Carnival plc's accounting policies under UK GAAP to information in accordance with U.S. GAAP. Further details of the types of adjustments are set out in Carnival plc's financial statements for the year ended December 31, 2002 that are included in its Annual Report on Form 20-F.

(i) Profit and loss accounts

For the three months ended March 31, 2003

                                 Carnival plc   U.S. GAAP    Carnival plc
                                    UK GAAP   adjustments      U.S. GAAP
                                          (U.S. dollars in millions)

Revenues                            639.0                           639.0
Costs and Expenses
  Operating                        (444.1)                         (444.1)
  Selling and administrative       (103.4)          (16.8)         (120.2)
  Depreciation and amortization     (51.5)            1.2           (50.3)
                                   (599.0)          (15.6)         (614.6)

Operating Income                     40.0           (15.6)           24.4
Nonoperating (Expense) Income
  Net interest expense              (22.3)            3.8           (18.5)
                                    (22.3)            3.8           (18.5)

Income Before Income Taxes           17.7           (11.8)            5.9

Income Tax Expense, Net              (0.4)           (0.7)           (1.1)
Net Income                           17.3           (12.5)            4.8




(ii) Net assets

As of March 31, 2003
                              Carnival plc      U.S. GAAP     Carnival plc
                                  UK GAAP       adjustments      U.S. GAAP
                                       (U.S. dollars in millions)
Assets
Current Assets
  Cash and cash equivalents       147.9                           147.9
  Accounts receivable, net        118.1                           118.1
  Inventories                      87.8                            87.8
  Prepaid expenses and other      217.3           (34.3)          183.0
  Fair value of derivative
  contracts                                         8.9             8.9
  Fair value of hedged firm
  Commitments                                      29.4            29.4
   Total current assets           571.1             4.0           575.1

Property and Equipment, Net     5,641.5           (10.8)        5,630.7
Goodwill and Intangible Assets,
  Net                             131.6           (54.0)           77.6
Other Assets                       32.9            (2.9)           30.0
Fair Value of Hedged Firm
  Commitments                                       1.2             1.2
Fair Value of Derivative
  Contracts                                        75.0            75.0
                                6,377.1            12.5         6,389.6

Liabilities and Shareholders' Equity
Current Liabilities
  Current portion of long-term
  debt                             72.9             7.0            79.9
  Accounts payable                 55.7                            55.7
  Accrued liabilities             398.0                           398.0
  Customer deposits               447.5                           447.5
  Fair value of derivative
  contracts                                        31.4            31.4
  Fair value of hedged firm
  commitments                                       2.4             2.4
   Total current liabilities      974.1            40.8         1,014.9

Long-Term Debt                  2,589.4            36.5         2,625.9
Deferred Income and Other
  Long-Term Liabilities                            15.8            15.8
Fair Value of Derivative
  Contracts                                         3.1             3.1
Fair Value of Hedged Firm
  Commitments                                      40.4            40.4
Shareholders' Equity            2,813.6          (124.1)        2,689.5
                                6,377.1            12.5         6,389.6


3. Accounting Policy Adjustments

     The pro forma financial information has been prepared in accordance with the accounting policies of Carnival under U.S. GAAP, which differ in certain respects from the U.S. GAAP accounting policies of Carnival plc as noted below. Subsequent to completion of the DLC transaction, Carnival Corporation & plc has commenced a detailed review of Carnival plc's accounting policies and financial statement classifications. As a result of this detailed review, it may become necessary to make certain reclassifications to Carnival Corporation & plc's financial statements to conform the Carnival plc financial statements to the Carnival accounting polices and classifications. Although management does not expect that this detailed review will result in material changes to accounting policies or classifications, other than as noted below, no such assurance can be given at this time.

(a) Cruise revenues and expenses

    Carnival plc's accounting policy is initially to record deposits received on sales of cruises as deferred income and recognize them, together with revenues from onboard activities and all associated direct costs of a voyage, on a pro rata basis at the time of the voyage. Carnival's accounting policy is to recognize these items generally upon completion of voyages with durations of ten days or less, and on a pro rata basis for voyages in excess of ten days. For the three months ended and as of February 28, 2003 adjustments of $(0.6) million (affecting revenues by $(0.8) million and operating expenses by $0.2 million) and $(12.5) million (the latter affecting accounts receivable by $5.5 million, accrued liabilities by ($1.7) million and customer deposits by ($16.3) million) have been made to conform Carnival plc's policy to Carnival's policy.

(b) Dry-docking

    Carnival plc's accounting policy is to capitalize dry-docking costs and amortize them to operating expense using the straight-line method through the date of the next scheduled dry- dock, which typically is over two to three years. Carnival's dry-dock accounting policy is the same as Carnival plc's except that the capitalized dry-dock costs are amortized to expense generally over one year. For the three months ended and as of February 28, 2003 adjustments of $(3.5) million and $(20.1) million have been made to conform Carnival plc's policy to Carnival's policy.

(c) Marketing and promotion costs

    Carnival plc's accounting policy under U.S. GAAP is to expense all marketing and promotion costs as incurred. Carnival expenses all such costs as incurred except for brochures and media production costs, which are recorded as prepaid expenses and charged to expense as the brochures are consumed or upon the first airing of the advertisement, respectively. For the three months ended and as of February 28, 2003 adjustments of $3.3 million and $21.2 million have been made to conform Carnival plc's policy to Carnival's policy.

4. Business Combination Adjustments

(d) Purchase consideration and related goodwill and intangible assets are as follows:

                                                        (U.S.$m)  Notes

    Purchase consideration                                 5,304.8  (i)
    Costs of acquisition                                      60.0  (ii)
    Total purchase consideration                           5,364.8
    Less fair value of net assets acquired                (2,494.1) (iii)
    Excess of purchase consideration over net assets
    Acquired                                               2,870.7  (iv)

(i) The purchase consideration is based upon the average of the quoted closing market price of Carnival's shares beginning two days before and ending two days after January 8, 2003, the date its DLC transaction offer announcement was agreed to by the Carnival plc board. In addition, the number of Carnival plc shares is adjusted for the share reorganization of 3.3289 existing Carnival plc shares for one new Carnival plc share, including Carnival plc stock options and awards, which vested in full on completion of the DLC transaction. A Carnival share price of $25.31 and the number of Carnival plc shares in issue of 209.6 million, after adjusting for the share reorganization, have been used for purposes of this pro forma presentation.

(ii) Represents Carnival's estimated direct costs of carrying out the DLC transaction, of which $34.0 million has been incurred by Carnival and is included in other assets. An adjustment has been made to remove this $34.0 million from other assets as it has been included in the purchase consideration upon completion of the DLC transaction. Of the total $60.0 million of acquisition costs, $26.0 million had not been incurred as of February 28, 2003 and, accordingly, an adjustment has been made to increase accrued liabilities for this amount.

(iii) Based upon preliminary estimates of the fair value of the identifiable assets acquired and liabilities assumed given current information. Following the completion date of the DLC transaction, adjustments will be made to these preliminary estimates to reflect their estimated fair values as of the completion date. We have engaged an independent appraiser who has not yet completed their valuation work, which is being performed to assist us in establishing the fair value of Carnival plc's ships and amortizable and non-amortizable intangible assets and liabilities. However, based on the information currently available, it is not expected that the amount of separately identifiable amortizable intangible assets will be material to the Carnival Corporation & plc financial statements. No assurance can be given that the preliminary fair value estimates included in this pro forma financial information will not be materially changed as a result of these valuations. Fair value adjustments are detailed in the notes and the table below:

                                      Accounting
                                        policy
                       Carnival plc  adjustments  Fair value   Pro forma
                         (U.S. GAAP)    (Note 3)   adjustments  fair value
                                   (U.S. dollars in millions)

Carnival plc fair value of
   net assets acquired


Assets
Current Assets
  Cash and cash equivalents   147.9                                 147.9
  Accounts receivable, net    118.1        5.5 (a)                  123.6
  Inventories                  87.8                                  87.8
  Prepaid expenses and other  183.0      (20.1)(b)      (65.3) (g)  218.1
                                          21.2 (c)       99.3  (l)
  Fair value of derivative
    contracts                   8.9                                   8.9
  Fair value of hedged firm
    Commitments                29.4                     (29.4) (e)_______
   Total current assets       575.1        6.6            4.6       586.3

Property and Equipment, Net 5,630.7                               5,630.7
Goodwill and Intangible
  Assets, Net                  77.6                     (77.6) (j)
Other Assets                   30.0                     (17.6) (f)   12.4
Fair Value of Hedge Firm
  Commitments                   1.2                      (1.2) (e)
Fair Value of Derivative
   Contracts                   75.0                                  75.0
                            6,389.6        6.6          (91.8)    6,304.4

Liabilities and Shareholders' Equity
Current Liabilities
  Current portion of long-term
    debt                       79.9                                  79.9
  Accounts payable             55.7                                  55.7
  Accrued liabilities         398.0        1.7 (a)       23.1 (k)   422.8
  Customer deposits           447.5       16.3 (a)                  463.8
  Fair value of derivative
    contracts                  31.4                                  31.4
  Fair value of hedged firm
    Commitments                 2.4                      (2.4)(e)       _
   Total current liabilities1,014.9       18.0           20.7     1,053.6

Long-Term Debt              2,625.9                       3.6 (f) 2,629.5
Other Long-Term Liabilities    15.8                      99.3 (h)   124.1
                                                          9.0 (i)
Fair Value of Derivative
  Contracts                     3.1                                   3.1
Fair Value of Hedged Firm
  Commitments                  40.4                     (40.4)(e)
Shareholders' Equity        2,689.5      (11.4)*       (184.0)**  2,494.1
                            6,389.6        6.6          (91.8)    6,304.4

(*) Represents the net shareholders' equity decrease due to accounting policy adjustments.
(**) Represents the net shareholders' equity decrease due to fair value adjustments.

(iv) The excess of purchase consideration over net assets acquired is primarily estimated to include the value attributed to Carnival plc's trademarks, brand names and goodwill. Management believes that these trademarks and brand names have indefinite lives and, accordingly, based on SFAS No. 142, "Goodwill and Other Intangible Assets", no adjustment for pro forma amortization is required. It is not possible at this time to reasonably estimate the separate amounts attributable to identifiable intangible assets or goodwill since the measurement of these assets requires the expertise of an independent appraiser who has not yet completed their valuation work. Accordingly, the entire amount of the excess of the purchase consideration has currently been allocated to goodwill, but is expected to be allocated between goodwill and other identifiable intangible assets such as brand names and trademarks, subsequent to the completion of the DLC transaction based primarily on the appraiser's valuation. However, since it is expected that the material intangibles that will be identified and valued will have indefinite lives, no material impact on the pro forma statement of operations is expected as a result of this presentation on the Carnival Corporation & plc balance sheet, as neither goodwill nor these indefinite lived intangibles are allowed to be amortized.

 (e) A net adjustment of $(12.2) million has been made against the fair value of hedged firm commitments. These adjustments relate to contractual commitments for ships which were ordered, and hedged, at a time when the euro exchange rate was different, and hence, these contracts could be replaced today at a euro price that would convert to a different U.S. dollar cost at current exchange rates.

    Otherwise, the book value, including prepaid dry-dock costs, and fair value of ships in use and under construction are preliminarily estimated to be the same in all material respects. However, we are having an independent appraisal performed of all the Carnival plc cruise ships, so it is possible that the fair value of some of Carnival plc's cruise ships could be less than or greater than their carrying value.

 (f) An adjustment of $3.6 million has been made to the book value of Carnival plc long-term debt to reflect current interest rates, giving effect to a change in credit ratings. The fair value of this debt is based upon quoted market prices or the discounted present value of future amounts payable on the debt. The fair value adjustment is amortized over the remaining term of the debt as applicable, which results in a pro forma increase of $0.2 million in interest expense for the three months ended March 31, 2003. In addition, an adjustment has been made to write-off the book value of Carnival plc's historical deferred financing costs of $17.6 million related to its existing borrowings as such costs have been considered in determining the fair value of Carnival plc's debt.

 (g) An adjustment of $65.3 million has been made to the book value of other tax assets to reflect recoverable value to Carnival Corporation & plc and to reverse $0.7 million of Carnival plc's tax expense.

 (h) An adjustment of $99.3 million has been made to record the estimated fair value of Carnival plc's pension plan liabilities. Of this adjustment, $85.0 million relates to the Merchant Navy Officers Pension Fund and is calculated based upon, among other things, Carnival plc's current share of total employer contributions. The remaining $14.3 million relates to the estimated excess of the Carnival plc Cruises Pension Plan's projected benefit obligations over the fair value of this plan's assets.

 (i) An adjustment of $9.0 million has been made to record the fair value of the Carnival plc export financing commitments related to new ship construction.

  (j) An adjustment of $77.6 million has been made to eliminate Carnival plc's historical goodwill related to prior business acquisitions.

  (k) Carnival plc expects to incur and expense approximately $146.3 million of costs related to its terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival, including costs incurred to register Carnival plc ordinary shares with the U.S. Securities and Exchange Commission. Under U.S. GAAP, $117.0 million was expensed prior to January 1, 2003 and $6.2 million was expensed in the three months ended March 31, 2003. An adjustment has been made to reverse this $6.2 million in the pro forma statement of operations for the three months ended March 31, 2003 since Carnival and Carnival plc believe that the Royal Caribbean and Carnival costs are non recurring charges directly attributable in all material respects to the DLC transaction. Of the total $146.3 million of Carnival plc's costs, $23.1 million has not been incurred as of March 31, 2003 and an adjustment has been made to increase accrued liabilities for this amount.

  (l) An adjustment of $99.3 million has been made to record the fair value of Carnival plc's contractual commitments to receive probable and estimable liquidated damages and/or business interruption insurance proceeds related to the delayed deliveries of the Diamond Princess and the Island Princess. The Diamond Princess was initially scheduled for delivery in May 2003, but has been delayed as a result of a fire in October 2002. The Island Princess was also initially scheduled for delivery in May 2003, but was delayed by the shipyard in January 2003 and is currently expected to be delivered in June 2003.


  (m) The shareholders' equity adjustment of $2,626.7 million represents the net equity increase due to the application of business combination adjustments as detailed below:

                                                         US$m     Notes

     Excess of purchase consideration over net
       assets acquired                                  2,870.7   4(d)
     Reduction in Carnival plc shareholders'
     funds for fair value adjustments                    (184.0)  4(d-iii)
     Costs of acquisition                                 (60.0)  4(d-ii)
     Shareholders' equity adjustment                    2,626.7

  (n) The pro forma weighted average number of shares has been calculated as if the DLC transaction had occurred on December 1, 2001 and after adjusting for the Carnival plc share reorganization of 3.3289 existing Carnival plc shares for one new Carnival plc share.

    Based upon the weighted average number of shares outstanding of 697.3 million (697.3 million diluted), or 209.5 million (209.5 million diluted) after the Carnival plc share reorganization, for Carnival plc and 586.9 million (587.8 million diluted) for Carnival for the three months ended March 31, 2003 and February 28, 2003, respectively, the pro forma weighted average number of shares for Carnival Corporation & plc is calculated as 796.4 million (797.3 million diluted).

    The pro forma earnings per share amounts have been calculated using the pro forma weighted average number of shares, calculated as described above, and the pro forma earnings for Carnival Corporation & plc.

  (o) Certain restructuring and integration expenses are expected to be recorded subsequent to completion of the DLC transaction. The amount of these charges has not yet been determined, although they have been preliminarily estimated to be approximately $30 million, as they will be the subject of a detailed plan of restructuring and integration to be completed subsequent to the completion of the DLC transaction. A portion of these charges may subsequently be determined to be part of the purchase consideration. These charges are not reflected in the unaudited pro forma financial information because they are not expected to have a continuing impact on the results.
6